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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-4 No. 109493) of chinadotcom corporation for the registration of shares of its Class A common shares and to the incorporation by reference therein of our report dated February 13, 2003 (except for the effect of the restatement detailed in note 3 for which the date is September 26, 2003) with respect to the consolidated financial statements of chinadotcom corporation included in its 6-K dated October 3, 2003, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young

Hong Kong
October 23, 2003